Exhibit 23.1

LBB & ASSOCIATES LTD., LLP  * * * CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement of Gaia Remedies. Inc., on Form S-1/A1 of our report dated June 8, 2011 relating to the financial statements of Gaia Remedies. Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in this registration statement.

/s/ LBB & Associates Ltd., LLP

LBB & Associates Ltd., LLP

Houston, Texas
August 24, 2011

10260 WESTHEIMER ROAD, SUITE 310  *  HOUSTON, TEXAS 77042  *  TEL: (713) 877-9944  *  FAX: (713) 456-2408